EXHIBIT 5.2

[O’MELVENY & MYERS LLP LETTERHEAD]

November 26, 2008

The Macerich Company

401 Wilshire Boulevard, No. 700
Santa Monica, CA 90401

Re:	Registration of Securities of The Macerich Company

Ladies and Gentlemen:

We have acted as special counsel to The Macerich Company, a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2008 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company: (i) debt securities, in one or more series (the “Debt Securities”), which may be issued under indentures (the “Indentures”) entered into or proposed to be entered into among the Company and trustees that will be appointed prior to the issuance of Debt Securities; (ii) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series; (iii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (v) rights to purchase Debt Securities, Preferred Stock or Common Stock (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vi) units consisting of two or more types of securities, including Debt Securities, Preferred Stock and Common Stock, to be issued pursuant to a unit agreement (the “Unit Agreement”).  The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

With respect to our opinions contained herein, we have assumed the matters set forth in paragraphs 1 through 7 in the opinion of Venable LLP, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i)                                     the Registration Statement;

(ii)                                  the forms of Indentures filed as exhibits to the Registration Statement;

(iii)                               a specimen certificate representing the Common Stock;

(iv)                              the Charter of the Company, as presently in effect;

(v)                                 the Amended and Restated Bylaws of the Company, as presently in effect; and

(vi)                              certain resolutions of the Board of Directors of the Company adopted at a meeting duly held on October 30, 2008, relating to the registration of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.             With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Board of Directors, including any appropriate committee duly appointed thereby, and authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the applicable Indenture has been duly executed and delivered; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof or in the case of

“book-entry” Debt Securities, the Debt Securities have been entered under the names of the purchasers thereof on the books of a depositary upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued (A) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (B) upon the exercise of any Warrants exercisable for Debt Securities, (C) upon the exercise of any Rights exercisable for Debt Securities, and (D) upon the issuance of any Debt Securities in connection with the issuance of Units) will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2.             With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors, including any appropriate committee duly appointed thereby, and authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock, including the adoption of Articles Supplementary for such Preferred Stock in the form required by applicable law; (ii) such Articles Supplementary have been duly filed with the Secretary of State of the State of Maryland; (iii) the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount and form as may be determined by the Board of Directors or any appropriate committee duly appointed thereby, the issuance and sale of the shares of Offered Preferred Stock (including any Offered Preferred Stock duly issued (A) upon exchanges or conversion of any Debt Securities or (B) upon the exercise of Warrants exercisable for Preferred Stock, (C) upon the exercise of any Rights exercisable for Preferred Stock, and (D) upon the issuance of any Preferred Stock in connection with the issuance of Units) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

3.             With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors, including any appropriate committee duly appointed thereby, and authorized officers of the Company have taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock; (ii) the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and

(iii) the Company receives consideration per share of the Offered Common Stock in such an amount and form as may be determined by the Board of Directors or any appropriate committee duly appointed thereby, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued (A) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Offered Common Stock or (B) upon the exercise of any Warrants exercisable for Common Stock, (C) upon the exercise of any Rights exercisable for Common Stock, and (D) upon the issuance of any Common Stock in connection with the issuance of Units) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

4.             With respect to any Warrants (the “Offered Warrants”), when (i) the Board of Directors, including any appropriate committee duly appointed thereby, and authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Warrants; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (iii) the applicable Warrant Agreement has been duly executed and delivered; and (iv) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Warrants will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.             With respect to any offering of any Rights (the “Offered Rights”), when (i) the Board or Directors, including any appropriate committee duly appointed thereby, and authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Rights and the Securities underlying the Offered Rights; (ii) the terms of the Offered Rights, and the Securities underlying the Offered Rights, and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement; (iii) the applicable Rights Agreement has been duly executed and delivered; (iv) either (a) the Offered Rights have been duly executed and authenticated in accordance with the terms of the applicable Rights Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Rights by the transfer agent for the Units in the name of The Depository Trust Company or its nominee; and (v) the Company receives the agreed-upon consideration therefor, the Offered Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6.             With respect to any offering of any series of Units (the “Offered Units”), when (i) the Board or Directors, any appropriate committee duly appointed thereby, and authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Units and the Securities underlying the Units; (ii) the terms of the Offered Units and the Securities constituting part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (iii) the applicable Unit Agreement has been duly executed and delivered; (iv) either (a) the Offered Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Units by the transfer agent for the Units in the name of The Depository Trust Company or its nominee; and (v) the Company receives the agreed-upon consideration therefor, the Offered Units will constitute valid and binding obligations of the Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP